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                                                                       EXHIBIT 5



                       ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW
                            ONE INDEPENDENCE CENTER
                       101 NORTH TRYON STREET, SUITE 1900
                      CHARLOTTE, NORTH CAROLINA 28246-1900
                            TELEPHONE (704) 377-2536



                                January 10, 1997



Culp, Inc.
101 South Main Street
High Point, North Carolina 27261
Attention: Mr. Franklin N. Saxon



RE: Culp, Inc. -- Registration Statement on Form S-3 (File No. 333-18199)



Gentlemen and Ladies:



     We have served as counsel to Culp, Inc. (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-3, Registration No. 333-18199 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offer and sale of up to 1,840,000 shares (the "Shares") of the Company's common stock, $.05 par value ("Common Stock"), including 1,200,000 shares offered by the Company (the "Company Shares") and 400,000 shares offered by certain selling shareholders (the "Selling Shareholders") plus up to an additional 240,000 shares subject to the over-allotment option granted by the Selling Shareholders to the Company's underwriters (such 640,000 shares being referred to as the "Selling Shareholder Shares"). We understand that the Registration Statement is being amended by an Amendment No. 1 in which this letter is to be included as Exhibit 5, and that the Registration Statement may be further amended after the date hereof.



     We have examined drafts of the underwriting agreement to be executed between the Company, the Selling Shareholders and the representatives of its underwriters in the form attached as Exhibit 1 to the Registration Statement (the "Underwriting Agreement"), the Articles of Incorporation and the bylaws of the Company, all corporate proceedings relating to the authorization, issuance and sale of the Shares and such other documents and records as we have deemed necessary in order to enable us to render this opinion.



     Based upon the foregoing, and subject to the conditions set forth below, we are of the opinion that:



     1. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina; and



     2. The Company Shares, when issued and sold by the Company pursuant to the terms and conditions of the Underwriting Agreement, will be legally issued, fully paid and nonassessable, and will represent validly authorized and outstanding shares of Common Stock of the Company.



     3. The Selling Shareholder Shares have been legally issued, are fully paid and nonassessable, and represent validly authorized and outstanding shares of Common Stock of the Company.



     The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Securities Act of 1933. We hereby consent to be named in the Registration Statement and in the prospectus that constitutes Part I thereof as attorneys who will pass upon certain legal matters in connection with the validity of the Shares and to the filing of a copy of this opinion as an exhibit to the Registration Statement.



                                         Sincerely yours,



                                         ROBINSON, BRADSHAW & HINSON, P.A.



                                         /S/  STEPHEN M. LYNCH



                                         Stephen M. Lynch

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